UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               August 17, 2004

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

144-51 NORTHERN BOULEVARD FLUSHING, NEW YORK 11354
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.     Other Events

     Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB, announced on August 17, 2004 that the Board of Directors declared a quarterly cash dividend on its common stock of $0.09 per share and approved the Company's Twelfth Stock Repurchase Program. The $0.09 cash dividend is payable on September 30, 2004 to shareholders of record as of the close of business on September 10, 2004. Under the Twelfth Stock Repurchase Program the Company intends to repurchase 1,000,000 shares of its outstanding capital stock, or approximately 5 percent of Flushing Financial Corporation shares outstanding. Stock repurchases under this program will be made from time to time, on the open market or in privately negotiated transactions, at the discretion of the management of the Company.

Item 7(c).     Exhibits

99.1.     Press release of Flushing Financial Corporation, dated August 17, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2004

FLUSHING FINANCIAL CORPORATION

By:	/s/ Michael J. Hegarty

Name:	Michael J. Hegarty
Title:	President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit		Page
99.1	Press release of Flushing Financial Corporation,
	dated August 17, 2004	5